SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 10, 2002

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street
Santa Cruz, California 95061

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On October 10, 2002, as part of an effort to reduce expenses, the Company announced a reduction in its worldwide workforce by approximately twenty percent. The reduction in force included all departments such as marketing, sales, general and administrative and development. In addition, the Company announced other cost saving measures, including the closure of the Company’s UK administrative facility and implementation of a variable cash compensation plan.

Item 7.    Exhibits.

99	Press release dated October 10, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: October 10, 2002	By:	/S/ STEVEN M. SABBATH
Steven M. Sabbath Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JUNE 26, 2002

Exhibit	Description
99	Press release dated October 10, 2002.